SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2007 (July 17, 2007)

PROCERA NETWORKS, INC.
(Exact name of Registrant as Specified in its Charter)

NEVADA	000-49862	33-0974674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Cooper Court,
Los Gatos , CA 95032
(Address of principal executive offices)

(408) 354-7200
(Registrant's telephone number, including area code)

n/a
(Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreements.

On July 17, 2007 Procera Networks, Inc., a Nevada corporation (the "Company") completed the sale of 3,999,750 shares (the “Private Placement”) of its restricted common stock (the "Shares") for $2.00 per share for a total of $7,999,500 to institutional and accredited investors (the “Investors”) pursuant to subscription agreements entered into with each Investor (each a "Subscription Agreement"), the form of which is attached as an exhibit to this report. The Company realized gross proceeds of approximately $7,300,000 after deducting fees payable to the placement agent and other transaction expenses payable by the Company in the Private Placement.  The Company agreed to pay the placement agent a fee of 8% of the gross proceeds resulting from the Private Placement plus warrants to purchase an aggregate of 5% of the shares sold in the Private Placement.

The Company has also entered into registration rights agreements with the Investors in connection with the Private Placement, a form of which is attached as an exhibit to this report (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, the Company has agreed to use commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission (the "SEC") within 90 days of the closing of the Private Placement covering the resale of the subject shares of the Company's common stock underlying the Subscription Agreements.

The foregoing description which summarizes the material terms of the Subscription Agreement and the Registration Rights Agreement does not purport to be a complete statement of the rights and obligations of any party to such agreement and the transactions contemplated thereby or a complete explanation of the material terms thereof.  Please read the full form of Subscription Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and the full form of the Registration Rights Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 3.02.  Unregistered Sale of Equity Securities.

The disclosures in Item 1.01 are incorporated in this Item 3.02 by reference.

The Shares were issued to the Investors in a private placement transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 506 of Regulation D promulgated thereunder and were issued without general solicitation or advertising.  Chadbourn Securities served as placement agent for the transaction.  Each of the Investors represented to the Company that it is an accredited investor and had access to all relevant information necessary to evaluate the investment, and further represented to the Company that the securities such Investor purchased were being acquired for investment purposes and without a view to resale in violation of the Securities Act.

The Shares have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements. Pursuant to the Registration Rights Agreement, as more fully described in Item 1.01 above, the Company has agreed to file a registration statement with the SEC covering the resale of the subject shares of the Company's Common Stock underlying such securities by October 15, 2007.

 Item 8.01 Other Events.

On July 19, 2007, the Company issued a press release announcing it had closed the Private Placement. The full text of the Company’s press release regarding the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Subscription Agreement.

10.2	Form of Registration Rights Agreement.

99.1	Press Release issued by Procera Networks, Inc. on July 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Procera Networks, Inc.
(Registrant)

Dated: July 19, 2007	By:	/s/ Douglas J. Glader
Title: President and CEO

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Subscription Agreement.

10.2	Form of Registration Rights Agreement.

99.1	Press Release issued by Procera Networks, Inc. on July 19, 2007.